UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 29, 2025
(Date of earliest event reported)

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Glen Street	Glens Falls	New York	12801
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:			518	745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $1.00 per share	AROW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 5.02(b) and (e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Dake to Retire. On January 29, 2025, Gary L. Dake notified the Board of Directors of Arrow Financial Corporation (the "Company") that he will retire from the Board after serving out the rest of his term which ends at the 2025 Annual Meeting. Mr. Dake has served as a Director of the Company for 23 years. We thank him for his many years of service to the Company and wish him the best.

New Employment Agreement for CEO DeMarco. On February 6, 2025, Arrow Financial Corporation ("the Company") executed a new three-year employment agreement with David S. DeMarco, President and Chief Executive Officer of the Company and Arrow Bank National Association ("Arrow Bank"). The new agreement was effective February 1, 2025 and replaced an existing three-year employment agreement entered into by the Company with Mr. DeMarco in February 2024. Mr. DeMarco’s new employment agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
    Mr. DeMarco’s new agreement provides an annual base salary of $718,850 and establishes an annual cash incentive target of 50% of base salary. Mr. DeMarco is eligible for periodic merit increases as determined by the Board of Directors. The agreement will automatically extend by an additional year on each anniversary date unless Arrow, the Bank, the Board of Directors or the executive provide written notice of their intention not to extend the agreement. The agreement includes provisions as is customary for an executive in this type of position related to benefits, change of control provisions, non-compete, non-solicitation, non-disparagement, failure to renew, perquisites, retirement, death, indemnification, termination and confidentiality.

    New Employment Agreements for Other Executive Officers. On February 6, 2025, the Company and Arrow Bank executed new two-year employment agreements with each of (i) David D. Kaiser, as Senior Executive Vice President and Chief Credit Officer of the Company and Arrow Bank, (ii) Penko K. Ivanov, the Company's Senior Executive Vice President, Treasurer and Chief Financial Officer, and the Senior Executive Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer of Arrow Bank, (iii) Andrew J. Wise, Senior Executive Vice President and Chief Risk Officer of the Company and Arrow Bank, and (iiii) Marc J. Yrsha, the Company's Senior Executive Vice President and Chief Banking Officer of the Company and Arrow Bank. The new agreements were effective February 1, 2025 and replaced existing employment agreements previously entered into by the Company with Messrs. Kaiser, Ivanov, Wise and Yrsha in 2024. The executives’ new employment agreements are attached as Exhibits 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K, and which are incorporated herein by reference.
    Under the new agreements, Mr. Ivanov's annual base salary will be $422,300, Mr. Kaiser's annual base salary will be $375,950, Mr. Wise's annual base salary will be $375,950, and Mr. Yrsha's annual base salary will be $375,950. The agreements establish an annual cash incentive compensation target of 40% of base salary and make each executive eligible for periodic merit increases as determined by the Board of Directors. Each agreement will extend by an additional year on each anniversary date unless Arrow, the Bank, the Board of Directors or the executives provide written notice of their intention not to extend the agreement. The agreements include provisions as is customary for executives in these type of positions, relating to benefits, change of control provisions, non-compete, non-solicitation, non-disparagement, failure to renew, perquisites, retirement, death, indemnification, termination and confidentiality.

Item 9.01. Financial Statements and Exhibits

Exhibit No. Description
10.1 2025 Employment Agreement between the Company and David S. DeMarco
10.2 2025 Employment Agreement between the Company and Penko K. Ivanov
10.3 2025 Employment Agreement between the Company and David D. Kaiser
10.4 2025 Employment Agreement between the Company and Andrew J. Wise
10.5 2025 Employment Agreement between the Company and Marc J. Yrsha

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Date:	February 10, 2025	/s/ Penko Ivanov
Penko Ivanov Chief Financial Officer